Exhibit 1.1
Execution Version
$400,000,000 Aggregate Principal Amount 6.700% Notes Due 2029
Hercules Capital, Inc.
UNDERWRITING AGREEMENT
October 5, 2026
Goldman Sachs & Co. LLC
SMBC Nikko Securities America, Inc.,
As Representatives of the several Underwriters

c/o	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

c/o	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172
Ladies and Gentlemen:
Hercules Capital, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (each, an “Underwriter” and, collectively the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Goldman Sachs & Co. LLC and SMBC Nikko Securities America, Inc. are acting as the representatives (in such capacity, the “Representatives”) $400,000,000 aggregate principal amount of 6.700% Notes due 2029 (the “Securities”) of the Company set forth in Schedule A hereto.
The Securities will be issued under an indenture dated as of March 6, 2012 (the “Base Indenture”), as supplemented by the Twelfth Supplemental Indenture to be dated October 8, 2026 (the “Twelfth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) between the Company and DTC.
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form N-2 (No. 333-283735), and a related prospectus covering the registration of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”), and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulations. Such registration statement became effective immediately upon its filing with the Commission on December 11, 2024. The Company has also filed with the Commission a preliminary prospectus supplement, dated October 5, 2026, together with the base prospectus, dated December 11, 2024 (collectively, the “Preliminary Prospectus”). Promptly after execution and delivery of this agreement (the “Agreement”), the Company will prepare and file a final prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Rules and Regulations and Rule 424(b) of the Securities Act Rules and Regulations. The information included or incorporated by reference in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as part thereof and any Rule 430B Information contained in a prospectus supplement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the Securities Act Rules Regulations, is herein called the “Registration Statement.” The final prospectus supplement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) (the “Prospectus Supplement”) which will include the base prospectus, dated December 11, 2024, together with the Prospectus Supplement, is herein called the “Prospectus.” All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the Securities Act or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act, which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date.
The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

As used in this Agreement:
“Applicable Time” means 1:30 P.M., New York City time, on October 5, 2026 or such other time as agreed by the Company and the Representatives.
1.Representations and Warranties.
(a)The Company represents and warrants to, and agrees with, the Underwriters that:
(i)The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective and on the date hereof, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus together with the pricing terms and other information set forth on Schedule B and Annex A hereto, all considered together (collectively, the “General Disclosure Package”), complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement and the Closing Date (as defined herein), will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement and the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the General Disclosure Package or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: (i) the names of the Underwriters set forth in the table following the first paragraph under the heading “Underwriting (Conflicts of Interest),” and (ii) the first and second sentences under the second paragraph under the caption “Underwriting (Conflicts of Interest)—Commission and Discounts,” the first sentence in the second paragraph under the caption “Underwriting

(Conflicts of Interest)—Listing,” the first and second sentences in the first paragraph under the caption “Underwriting (Conflicts of Interest)—Price Stabilizations, Short Positions” and the first sentence in the second paragraph under the caption “Underwriting (Conflicts of Interest)—Price Stabilizations, Short Positions.”
(ii)The Registration Statement has become effective; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented).
(iii)The Company has elected to be regulated by the Commission as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken under the Securities Act and the Securities Act Rules and Regulations, the Investment Company Act and any state securities laws and regulations to make the public offering and the issuance and sale of the Securities by the Company, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.
(iv)Intentionally Omitted.
(v)To the Company’s knowledge, PricewaterhouseCoopers LLP, the accounting firm that audited the financial statements of the Company set forth in the Registration Statement, the General Disclosure Package and Prospectus, is an independent registered accounting firm as required by the Securities Act and the Securities Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.
(vi)The consolidated financial statements, together with the related schedules and notes thereto, of the Company filed with the Commission as a part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the financial condition of the Company and its Subsidiaries (as defined below) as of the dates indicated and the results of their operations for the respective periods specified, and are prepared in conformity with U.S. generally accepted accounting principles,  except as may be expressly stated in the related notes thereto, and the selected financial information and data included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company.

(vii)The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus; (B) has full power and authority to execute and deliver this Agreement, the Indenture, the Securities and the DTC Agreement and to consummate the transactions contemplated hereby and thereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in the District of Columbia and the States of California, Colorado, Connecticut, Delaware, Illinois, Massachusetts, New York and Texas, and these are the only jurisdictions where the Company is required to be qualified or licensed or in good standing except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, prospects, business or results of operations of the Company (“Material Adverse Effect”).
(viii)All of the Company’s wholly owned subsidiaries are set forth in Schedule I hereto (the “Subsidiaries”) and each entity listed on Schedule I has been duly formed under the laws of, is licensed or qualified to do business, and is in good standing in, each jurisdiction listed respectively on Schedule I. Each of the Subsidiaries set forth on Schedule I is duly licensed or qualified to do business as a foreign entity that is in good standing in each jurisdiction where the conduct of its business requires such license or qualification except where the failure of the Subsidiaries to be so qualified or licensed or to be in good standing would not result in a Material Adverse Effect.
(ix)Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its respective charter or bylaws or governing documents. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject (collectively, the “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect.
(x)The Company’s authorized capitalization is as set forth in the General Disclosure Package and the Prospectus; the outstanding shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”) have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the General Disclosure Package and the Prospectus under the heading “Description of Capital Stock.”
(xi)The stockholders of the Company have no preemptive rights with respect to the Securities and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights of any security holder. The Securities have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and, when the Securities are issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and the Indenture relating thereto, against payment of the consideration set forth in this Agreement, on the Closing Date such Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus.
(xii)Except as set forth in the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth, property or results of operations of the Company and its Subsidiaries taken as a whole (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company and its Subsidiaries have not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company and its Subsidiaries taken as a whole (excluding debt resulting from a draw down on the Company’s credit facilities).
(xiii)There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that is required to be described in the General Disclosure Package or the Prospectus and is not so described.

(xiv)There are no contracts, agreements or understandings of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.
(xv)This Agreement has been duly authorized, executed and delivered by the Company.
(xvi)The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding thereof may be brought; the Twelfth Supplemental Indenture has been duly authorized, and on the Closing Date, will be executed and delivered by the Company and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding thereof may be brought.
(xvii)The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.
(xviii)The execution, delivery and performance of this Agreement, the Indenture, the Securities and the DTC Agreement and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, nor will such action result in any violation of the Company’s or any of its Subsidiaries’ charter, bylaws or other organizational documents, or any order, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.
(xix)No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company or any of its Subsidiaries of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Securities.
(xx)This Agreement conforms as to form in all material respects with all applicable provisions of the Investment Company Act of 1940.
(xxi)Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.
(xxii)There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Registration Statement, the General Disclosure Package or the Prospectus, other than as described therein.
(xxiii)Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(xxiv)Except as described in the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have all necessary licenses,

authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described in the Registration Statement, General Disclosure Package and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.
(xxv)Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries have not entered into any transaction with any person which would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
(xxvi)Except as otherwise disclosed in the General Disclosure Package and the Prospectus, as of the date thereof, no extension of credit has been made by the Company to an executive officer or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“SOX”).
(xxvii)Except with respect to the Underwriters or as disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale of the Securities.
(xxviii)The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Securities.
(xxix)Except as described in the General Disclosure Package and the Prospectus, since January 1, 2006, the Company has been organized and operated, and currently is organized and operated, in conformance with the requirements to be taxed as a regulated investment company under Subchapter M of the

Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).
(xxx)The Company has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to business development companies.
(xxxi)The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Registration Statement, the General Disclosure Package and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.
(xxxii)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal controls over financial reporting that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
(xxxiii)The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxxiv)The Company and its Subsidiaries carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel, and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxxv)The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the SOX and the rules and regulations promulgated thereunder.
(xxxvi)Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director, officer, employee, or agent of the Company or any Subsidiary has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any other Person from corporate funds, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act, or any other applicable Law relating to bribery or corruption (collectively, “Anti-Corruption Laws”), (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (e) received or retained any funds in violation of any law, rule or regulation. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with all applicable Anti-Corruption Laws. Neither the Company nor any Subsidiaries will, directly or indirectly, use the proceeds of the offering of the Securities hereunder in violation of any applicable Anti-Corruption Laws.
(xxxvii)Neither the Company nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries (i) is currently subject to or, to the knowledge of the Company or Subsidiaries, the target of any U.S. or applicable foreign sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State, or the United Nations Security Counsel, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions” and a person subject thereto, a “Sanctioned Person”), or (ii) located, organized, or resident in any country or territory that is itself the subject or, to the knowledge of the Company or Subsidiaries, target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s

Republic, Cuba, Iran, North Korea, the Crimea Region of Ukraine, the non-Ukrainian government controlled areas of Kherson and Zaporizhzhia or any other region of Ukraine identified pursuant to Executive Order 14065) (a “Sanctioned Country”); and neither the Company nor the Subsidiaries will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any Sanctioned Person or in any Sanctioned Country, or in any other manner that will result in a violation by any person or entity (including any party to this Agreement) of any Sanctions. Neither the Company nor the Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor do the Company or the Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in each case in a manner that would result in a violation of U.S. or applicable foreign sanctions.
(xxxviii)The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after due inquiry, threatened.
(xxxix)The Company’s wholly-owned, small business investment company subsidiaries, Hercules Capital IV, L.P. and Hercules SBIC V, L.P. have been organized and operated, and currently are organized and operated, in material conformance with the requirements of the Small Business Investment Act of 1958 and the rules and regulations promulgated thereunder applicable to small business investment companies.
(xl)The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Registration Statement, (iii) any preliminary prospectus, (iv) the Prospectus, (v) the documents listed on Schedule B hereto, including a Term Sheet substantially in the form of Annex A hereto; and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives, such approval not to be unreasonably withheld. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 or, with respect to an “advertisement” as defined in Rule 482 under the Securities Act, in Rule 497 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby). No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
(xli)The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.
(xlii)The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act.
(xliii)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
(b)Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters, as to the matters covered thereby.
2.Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company, the aggregate principal amount of Securities set forth opposite the name of each Underwriter on Schedule A hereof, at a price of 98.379% of the aggregate principal amount thereof (“Purchase Price”).
3.Public Offering of Securities. The Underwriters advise the Company that they propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed and delivered as in its judgment is advisable.
The Company is further advised by you that the Securities are to be offered to the public initially at 99.379% of the aggregate principal amount thereof plus accrued interest, if any, from the date of issuance (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of 0.60% under the Public Offering Price, and the Underwriters may allow, and the dealers may reallow, a discount not in excess of 0.25% under the Public Offering Price.
4.Payment and Delivery. Payment for the Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Securities through the facilities of DTC for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 8, 2026, or at such other time on the same or such other date, no later than three business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Securities shall be transferred electronically and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered through the facilities of DTC.
5.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)To notify the Underwriters promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Underwriters promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Securities.
(b)To give the Underwriters notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Underwriters in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Securities Act or otherwise, and to furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Underwriters agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.
(c)To furnish, upon request and without charge, to the Underwriters a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) below, as many copies of the Preliminary Prospectus and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(d)Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.
(e)If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Underwriters, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Underwriters a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Underwriters), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Underwriters and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.
(f)If at any time following the distribution of any Written Testing-the-Waters Communication there has occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(g)The Company represents and agrees that, without the prior consent of the Representative (i) it will not distribute any offering material other than the Registration Statement, the General Disclosure Package, the Prospectus or the information set forth on Schedule B hereto, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (other than for the information set forth on Schedule B hereto), and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Securities Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company.
(h)To endeavor, in cooperation with the Underwriters and their counsel, to assist such counsel to qualify the Securities for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(i)During the period beginning on and including the date of this Agreement through and including the Closing Date, to not, without the prior consent of the Representatives, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any debt securities of the Company which are substantially similar to the Securities or securities convertible into such debt securities which are substantially similar to the Securities.
(j)To apply the net proceeds received by the Company from the sale of the Securities sold by it as set forth under “Use of Proceeds” in the General Disclosure Package and the Prospectus.
(k)To use its best efforts to maintain its status as a business development company under the Investment Company Act, except unless authorized by the vote of a majority of the outstanding voting securities of the Company as defined by the Investment Company Act.
(l)To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act.
(m)Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, not to take, directly or indirectly, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Securities.
(n)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) the printing and delivery to the Underwriters of this Agreement, the Indenture, the DTC Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the certificates for the Securities (iii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (v) all filing fees, reasonable disbursements and up to $10,000 in reimbursement of Underwriters’ counsel fees incurred in connection with the review and qualification of the offering of the Securities by FINRA, if any, (vi) any fees charged by the rating agencies for the rating of the Securities, (vii) the fees and expenses of the trustee and any transfer agent, registrar or depositary in connection with the issuance of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and in Section 7, entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(o)To make generally available to the Company’s security holders and to you, as soon as reasonably practicable, an earnings statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the Securities Act Rules and Regulations.
(p)To cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.
6.Conditions of the Underwriters’ Obligations; Additional Covenants. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein or its part to be performed and observed, and to the following further conditions:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities as contemplated hereby.
(b)On the Closing Date, the Underwriters shall have received:

(i)The opinion, dated the Closing Date, of Dechert LLP, counsel for the Company, in the form reasonably satisfactory to counsel for the Underwriters, and their negative assurance letter dated the Closing Date, in the form reasonably satisfactory to counsel for the Underwriters. In rendering such opinion, Dechert LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials;
(ii)Such opinion or opinions, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(c)The Company shall have furnished to the Underwriters on the Closing Date, a certificate of the Company, signed by the President or other senior officer of the Company, dated the Closing Date, to the effect set forth in Section 6(a) above and to the effect that the signer of such certificate has carefully examined the Registration Statement, the General Disclosure Package, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:
(i)the representations, warranties and covenants of the Company contained in this Agreement are true and correct in all material respects as of the date of the Agreement (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification) and the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects hereunder on or before the Closing Date;
(ii)no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his or her knowledge, threatened; and
(iii)since the date of the most recent balance sheet included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, net worth, results of operations or prospects of, the Company and its Subsidiaries taken as a whole (excluding changes due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)On each of the date hereof and the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter, dated hereof and the Closing

Date, in the form and substance reasonably satisfactory to the Representatives, and stating the conclusions and findings of such firm with respect to the financial information and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(e)Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6, or (ii) any change in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.
(f)Prior to the Closing Date, the Company shall have furnished to the Representatives such further appropriate information, certificates and documents as the Representatives may reasonably request.
(g)All filings with the Commission required by Rule 424(b) of the Securities Act to have been filed by the Closing Date, shall have been made within the applicable time period prescribed for such filing by such rule.
(h)On the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture (including the Twelfth Supplemental Indenture), which shall be in full force and effect on the Closing Date.
(i)On the Closing Date, the Securities shall have been issued by the Company.
(j)On or prior to the Closing Date, the Company shall have executed and delivered the DTC Agreement.
(k)Between the Applicable Time and the Closing Date, there shall not have been any decrease in or withdrawal of the rating of any debt of the Company or any Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.
(l)The Company shall have furnished or caused to be furnished to the Underwriters on the date of this Agreement and the Closing Date a certificate of the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, in form and substance satisfactory to Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in the form and substance to the Representatives and counsel to the Underwriters, this Agreement and all obligations of the Representatives hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph and confirmed in writing.
7.Indemnification and Contribution.
(a)The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any materials or information provided to investors in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use in the Registration Statement (or any amendment thereto), the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the 1939 Act (Form T -1) of the Trustee under the Indenture, the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: (i) the names of the Underwriters set forth in the table following the first paragraph under the heading “Underwriting (Conflicts of Interest),” and (ii) the first and second sentences under the second paragraph under the caption “Underwriting (Conflicts of Interest)—Commission and Discounts,” the first sentence in the second paragraph under the caption “Underwriting (Conflicts of Interest)—Listing,” the first and second sentences in the first paragraph under the caption “Underwriting (Conflicts of Interest)—Price Stabilizations, Short Positions” and the first sentence in the second paragraph under the caption “Underwriting (Conflicts of Interest)—Price Stabilizations, Short Positions.”
(c)Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).
(e)Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.
8.Termination of Agreement.
(a)The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice given to the Company if, prior to the delivery and payment for the Securities there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, earnings, business, net worth, or properties of the Company and its Subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or the Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

9.Default of Underwriters.
(a)If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date, and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10.0% of the aggregate principal amount of Securities the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, and not jointly, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10.0% of the aggregate Principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Securities after the Closing Date, this Agreement will not terminate as to the Securities purchased prior to termination). As used in this Agreement, the term “Underwriter” also includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.Survival of Certain Representations and Obligations.
(a)The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, Section 8(a)(ii), Section 8(a)(iii), Section 8(a)(v), Section 8(a)(vi) or Section 8(a)(vii), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall also remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5 shall remain in effect.

11.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198 Attn: Registration Department Email: ***

SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172 Attention: Debt Capital Markets Email: ***
as Representatives of the several Underwriters with a copy, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP 320 South Canal Street Chicago, Illinois 60606 Attention: Kevin T. Hardy, Esq.
and if sent to the Company:

Hercules Capital, Inc. 1 North B Street, Suite 2000 San Mateo, California 94401 Attention: Seth Meyer
12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from the Underwriters.
13.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;
(b)Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d)Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company. If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.
14.USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.
15.Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
16.Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
17.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
18.Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
19.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 19(b), a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.
[Signature Pages Follow]

Very truly yours,

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written by GOLDMAN SACHS & CO. LLC SMBC NIKKO SECURITIES AMERICA, INC. GOLDMAN SACHS & CO. LLC

By:	/s/ Kyle Fischer
	Name:	Kyle Fischer
	Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael Lazar
	Name:	Michael Lazar
	Title:	Managing Director

SCHEDULE A

Underwriter	Aggregate Principal Amount of Securities to be Purchased

Goldman Sachs & Co. LLC	$154,000,000

SMBC Nikko Securities America, Inc.	$154,000,000

MUFG Securities Americas Inc.	$40,000,000

Citizens JMP Securities, LLC	$4,000,000

DZ Financial Markets LLC	$8,000,000

RBC Capital Markets, LLC	$8,000,000

R. Seelaus & Co., LLC	$8,000,000

Synovus Securities, Inc.	$8,000,000

Wedbush Securities Inc.	$8,000,000

Zions Direct, Inc.	$8,000,000

Total:	$400,000,000

SCHEDULE B
1.“Launch” Bloomberg filed with the Commission on October 5, 2026 pursuant to Rule 497(a) (as a Rule 497AD).
2.Term sheet containing the terms of the Securities, substantially in the form of Annex A hereto.
3.Hercules Capital, Inc. Credit Update (September, 2026)

SCHEDULE I
HERCULES CAPITAL, INC.
SUBSIDIARIES

Name	Jurisdiction

Hercules Capital IV, L.P.	Delaware

Hercules SBIC V L.P.	Delaware

Hercules Funding IV LLC	Delaware

Hercules Capital Funding 2022-1 LLC	Delaware

Hercules Capital Funding Trust 2022-1	Delaware

Hercules Technology Management LLC	Delaware

Hercules Technology Management Co II, Inc.	Delaware

Hercules Technology Management Co IV LLC	Delaware

Hercules Technology SBIC Management, LLC	Delaware

HTGC UK Limited	United Kingdom

Unconsolidated Subsidiaries

Gibraltar Business Capital, LLC	Delaware

Gibraltar Equipment Finance, LLC	Delaware

Gibraltar Acquisition LLC	Delaware

HercGBC LLC	Delaware

Hercules Capital Management LLC	Delaware

Hercules Adviser LLC	Delaware

Hercules Partner Holdings, LLC	Delaware

Hercules Private Global Venture Growth Fund GP I LLC	Delaware

Hercules Growth Lending Fund IV GP LLC	Delaware

Hercules Evergreen Fund GP LLC	Delaware

Hercules Private Credit Funding 2026 Member LLC	Delaware

Annex A
Filed pursuant to Rule 433
Issuer Free Writing Prospectus dated October 5, 2026
Relating to Preliminary Prospectus Supplement dated October 5, 2026 and
Prospectus dated December 11, 2024
Registration No. 333-283735
Hercules Capital, Inc.
$400,000,000
6.700% Notes due 2029
PRICING TERM SHEET
October 5, 2026
The following sets forth the final terms of the 6.700% Notes due 2029 and should only be read together with the preliminary prospectus supplement dated October 5, 2026, together with the accompanying prospectus dated December 11, 2024, relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer	Hercules Capital, Inc.

Issuer Ticker	HTGC

Security	6.700% Notes due 2029 (the “Notes”)

Ratings*	Baa2 (Stable) (Moody’s); BBB- (Stable) (Fitch)

Trade Date	October 5, 2026

Settlement Date**	October 8, 2026 (T+3)

Aggregate Principal Amount Offered	$400,000,000

Maturity	October 8, 2029, unless earlier repurchased or redeemed

Price to Public (Issue Price)	99.379%

Coupon (Interest Rate)	6.700%

Yield to Maturity	6.933%

Spread to Benchmark Treasury	+195 basis points

Benchmark Treasury	4.375% due September 15, 2029

Benchmark Treasury Price and Yield	98-11 ¼ / 4.983%

Interest Payment Dates	April 8 and October 8, commencing April 8, 2027

Optional Redemption
Prior to September 8, 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to, but not including, the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Change of Control	Holders have the right to require Hercules Capital, Inc. to repurchase the Notes at 100% of their principal amount plus accrued and unpaid interest, if any, in the event of a change of control repurchase event.

Denomination	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP	427096AP7

ISIN	US427096AP76

Joint Book-Running Managers	Goldman Sachs & Co. LLC SMBC Nikko Securities America, Inc. MUFG Securities Americas Inc.

Co-Managers:	Citizens JMP Securities, LLC DZ Financial Markets LLC RBC Capital Markets, LLC R. Seelaus & Co., LLC Synovus Securities, Inc. Wedbush Securities Inc. Zions Direct, Inc.
* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.
**Hercules Capital, Inc. expects that delivery of the Notes will be made to investors on or about October 8, 2026, which will be the third business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day before the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery should consult their advisors.
Investors are advised to carefully consider the investment objectives, risks, charges and expenses of Hercules Capital, Inc. before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”), contains this and other information about Hercules Capital, Inc. and should be read carefully before investing.
The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of Hercules Capital, Inc. and are not soliciting an offer to buy such securities in any jurisdiction where such offer and sale is not permitted.
An effective shelf registration statement relating to these securities is on file with the SEC. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus. Copies of the Preliminary Prospectus may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, or email prospectus-ny@ny.email.gs.com, or telephone: 1-866-471-2526, or SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, or email prospectus@smbcnikko-si.com, or telephone: 1-888-868-6856.